Exhibit 10.15

Execution Version

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into effective as of June 7, 2023 (the “Effective Date”), by and among EMILY JAYNE HUMBLE of 141 Eastpark Drive, Celebration, Florida 34747 (the “Seller”), ECD AUTO DESIGN UK, LTD., incorporated and registered in England and Wales with company number 13515056 whose registered office is at C/O Hr Chartered Accountants, 222 Branston Road, Burton On Trent, England, DE14 3BT (the “Company”), and HUMBLE IMPORTS INC d/b/a ECD Auto Design, a Florida, USA corporation with company number P13000020892 whose registered office is at C/O CPA Solutions Inc, 3801 Avalon Park East Blvd, Suite 350A, Orlando, Florida, United States, 32828 (the “Buyer”). Each party to this Agreement may be referred to herein as a “Party” or “Parties” collectively.

RECITALS

WHEREAS, Seller owns One Hundred (100) Ordinary Shares of £1.00 each in the capital of the Company, further details of which are set out in schedule 1, which represents One Hundred Percent (100%) of the total outstanding interests in the Company (the “Purchased Shares”);

WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, the Purchased Shares;

WHEREAS, Seller agrees to sell, transfer, assign, and convey to Buyer the Purchased Shares, upon the terms, provisions, and conditions, and for the consideration, set forth in this Agreement; and

WHEREAS, Buyer agrees to purchase from the Seller the Purchased Shares, upon the terms, provisions, and conditions, and for the consideration, set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, based upon the mutual covenants and promises set forth in this Agreement, and for good and adequate consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1. Recitals. The recitals listed above are true and correct and incorporated herein by reference.

2. Sale. At the Closing (as defined below), the Seller will sell to the Buyer, and the Buyer will purchase from the Seller, the Purchased Shares.

3. Purchase Price. The aggregate purchase price for the Purchased Shares shall be Ten Dollars ($10.00) (the “Purchase Price”). The Purchase Price shall be payable in cash from the Buyer to the Seller at the Closing.

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4. Closing.

(a) Closing Date. The closing of the transactions outlined within and contemplated by this Agreement (the “Closing”) shall be dated effective as of the Effective Date and shall be deemed to occur at 11:59 p.m. Eastern Time, on the Effective Date.

(b) Delivery by the Seller. At the Closing, the Seller shall provide, or execute, as applicable, and deliver or cause to be delivered to the Buyer the following: (i) this Agreement, duly executed and (ii) a stock transfer form evidencing the transfer of the Purchased Shares to the Buyer.

(c) Delivery by the Buyer. At the Closing, the Buyer shall deliver to the Seller the following: (i) this Agreement, duly executed, (ii) the Purchase Price and (iii) a copy of the resolutions adopted by the Buyer’s board of directors approving the execution and delivery of this Agreement and any other document to be delivered by the Buyer at Completion.

5. Buyer’s Representations and Warranties. The Buyer represents and warrants to the Seller as follows:

(a) Buyer has the right, power, legal capacity, and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions, except as limited by laws affecting creditors’ rights or equitable principles generally.

(b) Buyer (i) is acquiring the Purchased Shares for their own account and not on behalf of other persons; (ii) is acquiring the Purchased Shares for investment purposes only and not with a view to the resale, subdivision, fractionalization, or distribution thereof, and (iii) has no contract, agreement, or arrangement with any person or entity to sell, transfer, or pledge to such person or entity the Purchased Shares, and it has no present plan to enter into any such contract, agreement, or arrangement.

(c) Buyer understands that the sale or transfer of the Purchased Shares is restricted and that:

(i) The Purchased Shares have not been registered under the Securities Act of 1933, as amended (the “Act”), the Florida Securities and Buyer Protection Act, or the laws of any other jurisdiction. The Purchased Shares cannot be sold or transferred unless they are subsequently registered under applicable law or an exemption from registration is available. The Company will not be required to register or assist in the registration of the Purchased Shares or to make any exemption from registration available.

(ii) There is no assurance of a public market for the Purchased Shares, and Buyer may not be able to sell any of the Purchased Shares it acquires as a result of the consummation of the transactions contemplated in this Agreement. Accordingly, Buyer will have to bear the economic risk of its investment for an indefinite period of time.

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(iii) Buyer agrees that it will not sell or offer to sell or transfer the Purchased Shares or any part thereof or interest therein without registration under the Act and applicable state securities laws or an exemption from such registration.

The foregoing representations, warranties, and covenants under this Section 5 shall survive the Closing.

6. Seller’s Representations and Warranties. The Seller represents and warrants to the Buyer that:

(a) Seller owns all of the Purchased Shares in fee simple title, Seller is transferring the Purchased Shares free and clear of any and all liens, claims, and encumbrances of any kind (other than restrictions on transfer under Florida and federal securities laws), and no other person or entity (other than the Buyer under this Agreement) has any right, title, or interest in and to the Purchased Shares.

(b) Seller has the right, power, legal capacity, and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. This Agreement constitutes the valid and legally binding obligation of Seller, enforceable in accordance with its terms and conditions, except as limited by laws affecting creditors’ rights or equitable principles generally. The execution, delivery, and performance of this Agreement by the Seller does not require the consent of a governmental entity or any third party.

(c) No person has any right to require at any time the transfer, creation, issue or allotment of any share, loan capital or other securities of the Company (or any rights or interest in them), and no person has agreed to confer or has claimed any such right.

(d) The particulars set out in schedule 1 are true, accurate and complete.

(e) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any statute, regulation, rule, judgment, order, decree, stipulation, or charge of any government, governmental agency, or court to which Seller is subject or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, cancel, or require any notice under any contract, agreement, or instrument to which Seller is a party or by which it is bound.

(f) Seller has had the opportunity to examine all financial information pertaining to the Company which it has deemed relevant, and has had access to all other information with respect to the Company and its proposed business in order to make an evaluation of the value of the Purchased Shares. Seller has had the opportunity to ask such questions of the representatives of the Company as it deemed necessary for an evaluation of the Company, the sale of the Seller’s Purchased Shares in the Company, and the Purchase Price attributable to the Purchased Shares. Seller has been furnished with all materials relating to the Company which it has requested in writing. The decision of Seller to sell the Purchased Shares has been based solely upon the evaluation made by Seller and its investment advisors, if applicable.

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(g) The Company has at all times conducted its business in accordance with, and has acted in compliance with, all applicable laws and regulations.

(h) Neither the Company, nor any of its directors nor any other person for whose acts the Company may be vicariously liable, is engaged or involved in any of the following matters: (i) any litigation, or any administrative, arbitration or other proceedings, claims, actions or hearings or (ii) any dispute with, or any investigation, inquiry or enforcement proceedings by, any governmental, regulatory or similar body.

(i) The Company is not currently involved in nor has it been involved in any litigation or dispute and the Seller is not aware of any such litigation or dispute having been threatened or being pending.

(j) No party is in default of any agreement to which the Company is a party, no such default has been threatened, and there are no facts or circumstances likely to give rise to any such default.

(k) No insolvency event has occurred in relation to the Company or the Seller.

(l) There are four employees and one worker currently engaged by the Company, and they have all entered into standard form contracts with the Company.

(m) There is no outstanding dispute under any employment legislation or otherwise between the Company, any employee or worker.

(n) The Company has complied with all its obligations under employment legislation.

The foregoing representations, warranties, and covenants under this Section 6 shall survive the Closing. Each party acknowledges and agrees that all warranties and representations provided by the Seller herein shall be given on an indemnity basis, meaning that the Seller shall indemnify and hold harmless the Purchaser from any losses, damages, costs, or expenses incurred as a result of any breach of the warranties and representations.

7. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the Parties, their legal representatives, successors, and assigns.

8. Assignment. Neither Party may assign this Agreement or its rights and/or obligations hereunder without the prior written consent of the other Party. Any attempted assignment or transfer without the other Party’s express written consent shall be null and void.

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9. Brokers. Both the Buyer and the Seller represent and warrant to each other that no broker shall have any claim arising out of the transactions contemplated hereby. To the extent any broker makes such a claim, each Party shall have the responsibility of bearing the cost associated with any broker whose claim arises due to the actions of such Party.

10. Survival. All statements of fact contained in any written statement, certificate, schedule, or other document delivered by or on behalf of the Parties hereto or in connection with the consummation of the transactions contemplated hereby shall be deemed to be representations and warranties made hereunder. The representations, warranties, and covenants contained herein shall survive the Closing on the terms set forth herein.

11. Governing Law. This Agreement and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation shall be governed by and construed in accordance with the law of England and Wales. Each party irrevocably agrees that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with this agreement or its subject matter or formation.

12. Non-Waiver. Failure of any Party at any time to require performance by any other Party of any provision hereof shall not be deemed a continuing waiver of that provision, or a waiver of any other provision of this Agreement, whether or not of the same or similar nature.

13. Construction of Language. The language used in this Agreement and all parts hereof shall be construed as a whole according to its fair meaning, and not strictly for or against any party. The words “herein,” “hereof,” “hereunder,” and other words of similar import refer to this Agreement as a whole and not to any particular section or paragraph of this Agreement unless specifically stated otherwise.

14. Severability. If any one or more provisions of this Agreement, or in any instrument or other document delivered pursuant to this Agreement, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the validity, legality, and enforceability of the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected or impaired thereby, and each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

15. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument with each Party intending and consenting to be bound by the Agreement through their electronic signatures. Counterparts may be delivered via electronic mail (including .pdf or any electronic signature complying with the ESIGN Act of 2000, e.g. www.docusign.com) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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16. Attorneys’ Fees and Costs. In the event of any litigation, including arbitration, between the Parties arising out of or relating to this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party all costs and attorneys’ fees incurred, including attorneys’ fees in all investigations, arbitrations, trials, bankruptcies, and appeals. The Parties agree and acknowledge that while this Section references arbitration, it shall not be read to require the Parties to submit to arbitration unless they agree to submit to arbitration in a separate, explicit, provision of this Agreement, or in a separate written agreement.

17. Further Assurance. At their own expense, the Seller shall (and shall use reasonable endeavors to procure that any relevant third party shall) promptly execute and deliver such documents and perform such acts as the Buyer may reasonably require from time to time for the purpose of giving full effect to this Agreement.

18. Entire Agreement. This Agreement supersedes any prior agreements or understandings, oral or written, with respect to the subject matter hereof and contains the entire understanding and agreement between the Parties with respect thereto. This Agreement may not be amended, modified, or supplemented in any respect, except by a subsequent written agreement entered into by the Parties hereto.

19. Headings. The Section headings used herein are for convenience of reference only and shall not define or limit the provisions of this Agreement.

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Schedule 1 – Particulars of the Company

Registered name:	ECD Auto Design UK Ltd

Registration number:	13515056

Place of incorporation:	England and Wales

Registered office:	C/O Hr Chartered Accountants, 222 Branston Road, Burton On Trent, England, DE14 3BT

Issued share capital:	Amount: £100 Divided into: 100 ordinary shares of £1.00 each

Registered shareholder (and number of Sale Shares held):	Emily Jayne Humble – 100 ordinary shares of £1.00 each

Directors and shadow directors:	Emily Jayne Humble

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties hereto (or their duly authorized agents) have duly executed and delivered this Agreement to be effective as of the Effective Date.

BUYER:

HUMBLE IMPORTS INC,
d/b/a ECD Auto Design,
a Florida, USA corporation

By:	/s/ Emily J. Humble
Emily J. Humble, President

SELLER:

/s/ Emily J. Humble
EMILY J. HUMBLE

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